SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 15, 2004
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real, San Diego, CA (Address of principal executive offieces)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. EXHIBITS
SIGNATURES
EXHIBIT 10.1

     This Amendment No. 1 to Form 8-K amends Item 7 of the Form 8-K Neurocrine Biosciences, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 17, 2004. Pursuant to a routine review of the Company’s application for confidential treatment of a portion of the Assignment and License Agreement dated as of February 26, 2004 between the Company and Wyeth Holdings Corporation (the “Agreement”), the SEC has asked the Company to refile the Agreement to include exhibits to such agreement that previously were omitted. The omitted exhibits were (i) forms of the two agreements filed in executed form at the same time the Agreement was filed (see Exhibits 10.2 and 10.4 below); and (ii) two forms of assignment documents the Company considered to be immaterial. The Agreement also called for a form of press release to be attached as an exhibit; however, by agreement of the parties, no form was attached at the time of signing. The press release issued by the Company on March 16, 2004 was filed as Exhibit 99.1 to the Form 8-K filed March 17, 2004. The Agreement, attached to this Amendment No. 1 as Exhibit 10.1, now includes the exhibits previously omitted. The SEC did not have any comments on the substance of the Company’s request for confidential treatment and has granted the Company’s application for confidential treatment.
ITEM 9.01. EXHIBITS
(c)	EXHIBITS. The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1(1)	Assignment and License Agreement dated February 26, 2004 by and among Wyeth Holdings Corporation and Neurocrine Biosciences, Inc.*

10.2(2)	Stock Purchase Agreement dated March 15, 2004 by and among Wyeth Holdings Corporation and Neurocrine Biosciences, Inc.

10.3(2)	Consent Agreement and Amendment dated March 15, 2004 by and among Wyeth Holdings Corporation, Neurocrine Biosciences, Inc. and DOV Pharmaceutical, Inc.

10.4(2)	License Agreement dated March 15, 2004 by and among Wyeth Holdings Corporation and DOV Pharmaceutical, Inc.

99.1(2)	Press Release dated March 16, 2004

*	The Company has requested confidential treatment with respect to portions of this exhibit.

(1)	Filed herewith.

(2)	Filed with the initial filing of this Current Report on Form 8-K on March 17, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2005	/s/ Margaret Valeur-Jensen
Margarent Valeur-Jensen
Executive Vice President and General Counsel